Exhibit 4.3

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Issued: [  ], 2025 (“Issue Date”)

STOCK PURCHASE WARRANT

of

SWARMER, INC.

THIS CERTIFIES THAT, for value received, [   ] (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase Shares (as defined below) from Swarmer, Inc., a Delaware corporation (the “Company”), in the amounts, class, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is subject to cancellation and forfeiture in the event the Holder fails to comply with certain provisions contained in the Securities Purchase Agreement.

1.              Definitions. For purposes of this Warrant, the terms:

“Initial Exercisability Date” shall mean the date of the effectiveness of the registration statement for the Company’s initial public offering of its Common Stock (the “IPO”); provided, however, that if the Company fails to use commercially reasonable efforts to cause the registration statement for the IPO to become effective and to complete the execution of a Qualified Financing (as defined in the Company’s Amended & Restated Certificate of Incorporation), then this Warrant shall become immediately exercisable.

“Securities Purchase Agreement” means that certain Series A Preferred Stock Purchase Agreement dated as of September 22, 2025, by and among the Company and investors party thereto.

“Shares” shall mean shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”).

2.              Purchase of Shares. Subject to the terms and conditions herein, at any time or times on or after the Initial Exercisability Date, the Holder is entitled, upon surrender of this Warrant or an exercise notice to the Company, to purchase from the Company up to [ ] fully paid and nonassessable Shares, at a purchase price per share equal to $6.2711, subject to adjustment hereunder (the “Exercise Price”).

3.              Method of Exercise. While this Warrant remains outstanding and exercisable, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby (to the extent vested pursuant to Section 2). Such exercise shall be effected by (i) the surrender of this Warrant, together with a notice of exercise, in substantially the form attached as Exhibit A, to the Secretary of the Company at its principal offices and (ii) the payment to the Company of the aggregate Exercise Price for the number of Shares being purchased, unless exercised pursuant to Section 4.

4.              Net Exercise. In lieu of cash exercising this Warrant, the Holder may elect to receive Shares by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

Where,

“X” means the number of Shares to be issued to the Holder (as adjusted to the date of such calculations).

“Y” means the number of Shares purchasable under this Warrant.

“A” means the fair market value of one Share.

“B” means the Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). In the event that this Warrant is exercised pursuant to this Section 4 in connection with the Company’s initial public offering, the fair market value per Share shall be the per share offering price to the public of the Company’s initial public offering. If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be determined in good faith by the Company’s Board of Directors and Company shall provide Holder with written notice thereof; provided that if such fair market value is disagreed with by Holder within 15 business days of Holder’s receipt of such notice, Holder may elect in writing delivered to Company to rescind such exercise in favor of cash exercise above, or cancellation of net exercise and continuation of the Warrant as if no exercise had been made, failing which Holder shall be deemed to accept the fair market value determined by the Company’s Board of Directors.

5.              Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other common stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation (other than to the extent that information on the number of outstanding shares of Common Stock is provided by the Company, either directly or through one or more public filings, and relied upon by the Holder). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation (other than to the extent that information on the number of outstanding shares of Common Stock is provided by the Company, either directly or through one or more public filings, and relied upon by the Holder). For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one trading day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 5. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

6.              Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7.              Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)              Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares (or the Common Stock underlying the Shares, if applicable), by split-up or otherwise, or combine its Shares (or the Common Stock underlying the Shares, if applicable), or issue additional shares of its Shares (or the Common Stock underlying the Shares, if applicable) as a dividend, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Corresponding adjustments shall also be made to the purchase price payable per Share, so that the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or if no record date is fixed, upon the making of such dividend.

(b)              Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)              Notice of Adjustment. When any adjustment is required to be made pursuant to this Section 7, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.              Reservation of Stock. The Company agrees during the term that the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued Common Stock for the purpose of effecting the exercise of this Warrant such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the rights under this Warrant.

9.              No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10.            Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

11.            Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)              This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)              The Holder understands that this Warrant and the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

(c)              The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Shares purchasable pursuant to the terms of this Warrant.

(d)              The Holder is able to bear the economic risk of the purchase of the Shares.

(e)              The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

(f)              The Holder is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Shares, nor does it have any contract, undertaking, agreement or arrangement for the same.

12.            Restrictive Legend. The Shares (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

13.            Expiration of Warrant. This Warrant shall expire and no longer be exercisable upon the earliest to occur of the following (the “Expiration Date”):

(a)              at 5:00 p.m. Eastern time on the 5-year anniversary of the effectiveness of the registration statement for the Company’s IPO; or

(b)              at 5:00 p.m. Eastern time on the 18-month anniversary of the Initial Closing (as defined in the Securities Purchase Agreement); provided, however, that if the Company fails to use commercially reasonable efforts to cause the registration statement for the IPO to become effective and to complete the execution of a Qualified Financing, then this Warrant shall not expire pursuant to this clause (b).

14.            Further Restrictions. Holder acknowledges that any Shares issued upon exercise of this Warrant shall be subject to the restrictions, including restrictions on transfer, contained in the Bylaws of the Company.

15.            No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

16.            Governing Law. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might be applied under principles of conflicts of law.

17.            Severability. If any provision of this Warrant is held to be unenforceable under applicable law, then (i) such provision shall be excluded from this Warrant, (ii) the balance of this Warrant shall be interpreted as if such provision were so excluded and (iii) the balance of this Warrant shall be enforceable in accordance with its terms.

18.            Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (a) on the date personally delivered to the party to whom notice is to be given, (b) on the day of transmission if sent by email with confirmation of receipt, (c) on the business day after delivery to Federal Express or similar overnight courier which utilizes a written form of receipt, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth herein.

19.            Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

20.            Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by the Company and the Holder. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.

21.            No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or bylaws or through a reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company or seek to reduce the value, terms or exercisability of this Warrant, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

[Remainder of Page Intentionally Left Blank]

The Company has caused this Warrant to be issued as of the date first written above.

SWARMER, Inc.

By:
Name:
Title:

AGREED AND ACCEPTED:

[INVESTOR]

By:

signature page to stock purchase warrant

EXHIBIT A

NOTICE OF EXERCISE

TO:

1.	The undersigned hereby elects to purchase __________ shares of Common Stock pursuant to the terms of the attached Warrant.

2.	Method of Exercise (Please initial the applicable blank):

___	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.
___	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

3.	Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

_________________________________

(Name)

_________________________________

_________________________________

(Address)

4.	The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant are true and correct as of the date hereof.

(Date)	(Signature)